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                                                                    EXHIBIT 23.6

                     CONSENT OF PERSON TO BECOME A DIRECTOR

    I hereby consent to being named in this Registration Statement as a person who may become a director of Nellcor Incorporated.

                                          ______________________________________
                                          Burton A. Dole, Jr.

Dated: July 10, 1995